UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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STAR HOLDINGS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1114 Avenue of the Americas
39th Floor
New York, New York 10036

Notice of 2024 Annual Meeting of Shareholders

When	Where	Record Date
Tuesday, May 21, 2024 9:00 a.m. Eastern time	A virtual meeting via the internet at meetnow.global/MN5C9QM	The close of business on March 27, 2024

Items of Business

Proposal 1	Election of three trustees
Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
In addition, we will transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

Record Date

The Board of Trustees (the “Board”) has fixed the close of business on March 27, 2024 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common shares of beneficial interest at the close of business on that date will be entitled to vote at the annual meeting.

By Order of the Board of Trustees, Austin L. Lee Deputy General Counsel, Corporate and Secretary New York, New York April 10, 2024

How to Vote

	Registered Holders	Beneficial Owners
In order to vote online or by telephone, you must have the shareholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials.

By internet	www.envisionreports.com/STHO	www.proxyvote.com
By phone	In the U.S. or Canada dial toll-free, 24/7 1-800-652-8683	In the U.S. or Canada dial toll-free, 24/7 1-800-690-6903
By mobile device	Scan the QR code	Scan the QR code
By mail	Complete, sign, date and return your proxy card in our prepaid envelope	Complete, sign, date and return your voting instruction form in our prepaid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 21, 2024

We make proxy materials available to our shareholders online. You can access proxy materials including our 2023 annual report to shareholders beginning on April 10, 2024 at http://www.envisionreports.com/STHO.

You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials, which we will send on or about April 10, 2024.

Even if you expect to participate in the annual meeting, please vote your proxy in advance to ensure that your shares will be counted.

Star Holdings 2024 Proxy Statement | i

Proposal 1 — Election of Trustees

Star Holdings was formed to succeed to the legacy non-ground lease real estate assets of iStar Inc. (“iStar”). On March 31, 2023, iStar completed its transition to a ground lease focused business through the merger of iStar and Safehold Inc., a ground lease company previously founded by iStar (the “Merger”). iStar continued as the surviving corporation in the Merger and changed its name to “Safehold Inc.” (“Safe”).

Immediately prior to the closing of the Merger, iStar completed a series of reorganization and separation transactions (collectively, the “Spin-Off”). To effectuate the Spin-Off: (i) iStar contributed its remaining legacy non-ground lease assets, 13,522,651 shares of common stock of Safehold Inc. previously owned by iStar and certain other assets to us; and (ii) iStar distributed 100% of our common shares of beneficial interest to holders of common stock of iStar by way of a pro rata distribution of 0.153 common shares of the Company for each outstanding share of iStar common stock held on the record date of the distribution.

Following the Spin-Off, we became an independent, publicly traded company. Our common shares commenced regular-way trading on the Nasdaq Global Market (the “Nasdaq”) under the symbol “STHO” on March 31, 2023. We are externally managed by a wholly-owned subsidiary of Safe (the “manager”). We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2020, and, as such, are allowed to provide more limited information in this proxy statement than an issuer that is not an emerging growth company.

Our business strategy is to focus on realizing value for our shareholders primarily by maximizing cashflows through active asset management and asset sales. We expect to make certain investments to complete development at our Asbury and Magnolia Green properties, but we do not otherwise currently expect to make material new investments or acquire material new assets.

The Board has nominated trustees Clifford De Souza, Richard Lieb and Nina Matis to be elected to hold office for a term of one year, until the next annual meeting and until their successors have been elected and qualified. All nominees are presently serving as trustees. If a nominee becomes unavailable to serve as a trustee for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the Board to replace that nominee. At this time, the Board has no reason to believe that any nominee will be unavailable to serve as a trustee if elected. The Board has determined that Mr. De Souza, Mr. Lieb, and Ms. Matis are independent within the standards prescribed by The Nasdaq Global Market (“Nasdaq”).

Candidates for Election as Trustee

Nina B. Matis, age 76, has served as our lead trustee since March 31, 2023. She was the Vice Chairman, Executive Vice President and Chief Legal Officer of iStar until 2019. Ms. Matis served as iStar’s chief legal officer from 2009 to 2019, as chief investment officer from 2007 to 2018, as general counsel from 1996 to 2009 and as executive vice president from 1999 to 2017. Her core responsibilities included overseeing key corporate legal decisions and litigation strategy, helping shepherd strategic initiatives across multiple functions and helping develop succession talent. Ms. Matis previously served as a partner in the law firm of Katten Muchin Rosenman LLP, as well as serving as head of the national real estate group and on the executive and compensation committees. Ms. Matis previously served as a director of New Plan Excel Realty Trust, Inc. She is a director of Signature Theater Company, Thomas Cole House, a National Historic Landmark that includes the home and the studio of painter Thomas Cole, and National Partnership for Women & Families, a nonprofit, nonpartisan 501(c)(3) organization and serves on the advisory board of The Fisher Center at Bard College. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law. Ms. Matis’ legal skill set and experience in a broad array of directorships allow her to provide diverse and valuable perspectives to our board of trustees.

Clifford De Souza, age 62, has served as our trustee since March 31, 2023. Previously he served as a director of iStar until the time of the Spin-Off. Mr. De Souza was previously the Chief Executive Officer of MUFG Securities International, where he was responsible for all international securities and investment banking operations including Capital Markets, Secondary Trading, Technology and Operations. Prior to that, he was the Chief Investment Officer at Citigroup Alternative Investments, where he managed over $40 billion in private equity, real estate, structured product, and hedge fund assets, and Global Head Emerging Markets at UBS/SBC Warburg Dillon Read. He has extensive public company executive and senior leadership experience and familiarity with balance sheets, finance and accounting practices. He holds a B.A. from Cambridge University and a Ph.D. from the University of Maryland. Mr. De Souza’s skill set and experience in a broad array of industries as well as his financial expertise allow him to provide diverse and valuable perspectives to our board of trustees.

Richard Lieb, age 64, has served as our trustee since March 31, 2023. Previously he served as a director of iStar from April 2019 until the time of the Spin-Off. Mr. Lieb also currently serves on the boards of AvalonBay Communities, Inc. and Orion Office REIT and has prior experience serving on the boards of CBL Properties, Inc. and VEREIT, Inc. Mr. Lieb served as Chief Financial Officer of Greenhill & Co. from 2008 to 2012 and Head of Real Estate Investment Banking from 2005 to 2018 and as a Senior Advisor from 2018 until June 2023. Prior to Greenhill & Co., Mr. Lieb served as Head of Real Estate Investment Banking at Goldman Sachs & Co. from 2000 to 2005. He has over 35 years of experience focusing on advisory

Star Holdings 2024 Proxy Statement | 1

Proposal 1 — Election of Trustees

opportunities in the real estate industry and his work has covered the full range of investment banking services for nearly all property sectors, including strategic advisories, IPOs and other securities offerings, asset purchases and sales, property financings, restructurings and M&A. Mr. Lieb holds a B.A. from Wesleyan University and an M.B.A. from Harvard Business School. Our board of trustees believes that Mr. Lieb’s extensive business and real estate industry knowledge and experience make him well-suited to serve on our board of trustees.

Each of the nominees has consented to serve as a trustee if elected. If, at the time of the 2024 Annual Meeting, any nominee is unable or declines to serve as a trustee, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Trustees, unless the Board chooses to reduce its own size. The Board has no reason to believe that any of the nominees will be unable or will decline to serve if elected. Proxies cannot be voted for more than three persons.

We believe that our trustees should satisfy several qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other attributes discussed below in “Trustee Nominations and Qualifications.” We also endeavor to have a Board that represents a range of qualities, skills, diverse perspectives and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the Company’s business activities. The Board considered the key experiences, qualifications, skills and attributes of the trustee nominees, described herein, in determining to recommend that they be nominated for election.

As described under “Direct Independence” below, all of the nominees, are independent under the standards prescribed by The Nasdaq Global Market (“Nasdaq”).

Trustee Nominations and Qualifications

The Nominating and Corporate Governance Committee is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. Our board of trustees is responsible for selecting candidates for election as trustees based on the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee is authorized to employ third-party search firms to identify potential candidates. In evaluating candidates, the Nominating and Corporate Governance Committee expects to consider, among other things, a candidate's:

☐Degree of independence from management

☐Judgment, accountability and integrity

☐Diversity, age, background, skills and experience

☐Personal qualities, high ethical standards and characteristics, accomplishments, and reputation in the business community

☐	Knowledge and contacts in and familiarity with the markets in which we conduct business and in our industry or other industries relevant to our business
☐	Ability and willingness to devote sufficient time to serve on the board of trustees and committees of the board of trustees, including other board appointments
☐	Knowledge and expertise in various areas deemed appropriate by the board of trustees, including financial literacy
☐	Fit of the individual’s skills, experience and personality with those of other trustees

The Nominating and Governance Committee will consider the criteria described above in the context of an assessment of the perceived needs of the board of trustees as a whole. The Nominating and Corporate Governance Committee also considers whether individuals satisfy the independence criteria set forth in the listing rules of Nasdaq, as well as any special criteria applicable to service on various standing committees of the Board.

The Nominating and Corporate Governance Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity and other qualities necessary to the Board’s ability to oversee and guide the business and affairs of the organization. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote enough time and attention to the affairs of the organization. When the Nominating and Corporate Governance Committee seeks new candidates for trustee roles, it intends to seek individuals with qualifications that will complement or enhance the experience, skills, diversity and perspectives of the other members of the Board and enable the Board to remain effective, collegial and responsive.

2 | Star Holdings 2024 Proxy Statement

Proposal 1 — Election of Trustees

Required Vote

The vote of a plurality of all the votes cast at the 2024 Annual Meeting at which a quorum is present is necessary for the election of a trustee. For purposes of the election of trustees, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A “withhold” vote with respect to the election of trustees will be considered present for purposes of determining the presence of a quorum, but because each of our trustees is running unopposed, it will have no effect with respect to the outcome of the election of trustees.

The Board recommends that you vote FOR the election of the three trustee nominees named above.

Star Holdings 2024 Proxy Statement | 3

Proposal 1 — Election of Trustees

Board Composition and Attributes

Some of the key attributes of our trustee nominees and key features of our Board composition are set forth below.

4 | Star Holdings 2024 Proxy Statement

Corporate Governance

Board Leadership Structure

In determining the appropriate Board leadership structure it believes will be in the best interests of the organization and shareholders, the Board takes into account a variety of factors, including our business strategy and our business circumstances and needs at a given time. Since all of our trustees are independent trustees, our board leadership is also independent. Our Board has designated Nina Matis to serve as the lead trustee.

Role of the Lead Trustee

Our lead trustee is responsible for the following duties:

☐Presides at all meetings of the Board and all executive sessions of the independent trustees

☐Acts as advisor to CEO and direct liaison between CEO and independent trustees

☐Plans, reviews, and approves Board meeting agendas and information presented to the Board

☐Calls meetings of the trustees as appropriate

☐Contributes to annual CEO performance review and assists with succession planning

☐Consults with the Nominating and Corporate Governance Committee on the Board’s evaluation process

☐Participates in consultations and direct communication with major shareholders and their representatives when appropriate

☐Performs such other duties as the Board may determine from time to time

The lead trustee is selected from among the non-employee trustees. In recommending a lead trustee, the Nominating and Corporate Governance Committee considers criteria including:

☐Tenure

☐Previous service as a Board committee chair

☐Diverse background and experience

☐Participation in and contributions to activities of the Board

☐Ability and willingness to commit adequate time to the role

Board Refreshment

The Nominating and Corporate Governance Committee believes it is important to have a mix of trustees with appropriate experience and an understanding of our business strategy. The Nominating and Corporate Governance committee assesses the size and composition of our Board to help ensure that the Board functions effectively given our business strategy and the size of our company. The Nominating and Corporate Governance Committee believes the current size and balance of tenure, diversity and skills of the Board (see “Board Composition and Attributes” above) are appropriate considering the need for our trustees to communicate and act efficiently, the time commitment required of our trustees, the nature of our strategy and the size of our company.

An overriding principle is that all nominations to the Board should be based on merit and suitability of the candidate. Subject to those considerations, the Board recognizes the need to consider trustee candidates from different backgrounds. The charter of the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines identify diversity as one factor the committee may consider when nominating a candidate for election to the Board. To that end, the committee strives for diversity not just in terms of innate factors like gender, race and age, but also in the categories of background, experience, skills, accomplishments, personal qualities and specific traits that would contribute to our Board.

Star Holdings 2024 Proxy Statement | 5

Corporate Governance

As noted above in “Trustee Nominations and Qualifications”, our Board has committed that, when considering potential additions to our Board, the recruitment plan shall adequately ensure consideration of a diverse candidate pool based on race, gender and other groups that have been historically underrepresented on corporate boards.

Trustee Independence

Our Board has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. Our Board has determined that all of our current trustees are independent. Specifically, each of the following trustee nominees qualifies as independent under Nasdaq rules and satisfies our independence standards: Clifford De Souza, Richard Lieb and Nina Matis. In determining the independence of our trustees, our Board considered all transactions in which we and any trustee had any interest, including those discussed under “Certain Relationships and Related Transactions”.

No arrangement or understanding exists between any trustee and any other person or entity pursuant to which any trustee was, or is, to be selected as a trustee or nominee.

Nominations by Shareholders

The Nominating and Corporate Governance Committee is responsible for recruiting new trustees. To contribute to that process, the Nominating and Corporate Governance Committee may solicit and consider suggestions and recommendations regarding possible nominees from current trustees, management, or shareholders. In addition, we may retain professional search firms or consultants to help us identify potential trustees with desired skills and disciplines.

Shareholder recommendations and nominations for election to the Board should be sent to the attention of our Corporate Secretary at the address provided under “Communications with the Board.” This correspondence should describe the candidate’s qualifications and include the candidate’s written statement of willingness to serve as a trustee. Shareholders also may nominate candidates directly by following the procedures specified in our bylaws for nominations and other shareholder proposals. See “When are shareholder proposals due for the 2024 annual meeting?” in this proxy statement.

Candidates proposed by shareholders will be considered in the same manner and using the same criteria as candidates identified by the Nominating and Corporate Governance Committee.

Shareholder Engagement

Shareholder engagement is an important element of management’s and the Board’s ongoing review and analysis of the Company’s business strategy, programs and policies. Shareholder engagement may involve both the Company’s executive management team, senior staff of our manager and the Board. Such individuals and the Board may engage with shareholders to discuss strategy, performance and governance related topics. These discussions with our investors provide valuable feedback that is shared with the full Board and management team and ultimately informs the Board’s decision-making processes. Our engagement takes several forms, including individual meetings or calls and other communications. The priority topic for our shareholder engagement this past year has been the strategic rationale around monetization of our assets, liquidity and risk management.

Board’s Role in Risk Oversight

As with every business, we confront and must manage various risks, including risks related to our assets and business strategy. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of trustees. Our Manager is responsible for the day-to-day management of risks we face, while our board of trustees, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Our manager has implemented internal processes and an internal control environment designed to identify, manage, and mitigate material risks and to keep the Board and its committees informed with respect to risk management matters. The committees of our Board assist the full Board in risk oversight by addressing specific matters within the purview of each committee. The Board and its committees receive regular reports from our manager, members of senior management, outside auditors and internal audit firm on areas of material risk — including operational, IT, ESG compliance, financial, legal, regulatory, strategic and reputational risk — in order to review and understand risk identification, risk management and risk mitigation strategies.

6 | Star Holdings 2024 Proxy Statement

Corporate Governance

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, our full Board keeps itself regularly informed regarding such risks through regular committee reports, discussions with the manager and otherwise. We are confident the leadership structure of our Board supports effective and efficient risk management and oversight.

The Board and our manager are focused on risk management issues pertaining to the information systems and technology we use, including cybersecurity. Our manager has implemented initiatives intended to identify and, if necessary, remediate weaknesses in our information security; enhance internal cyber awareness training programs; and improve access to key information for the purpose of promoting operational efficiencies in data management. Representatives of the manager report regularly to the Board on the status of these initiatives. See “Cybersecurity” at page 9.

Board Evaluation Process

Our trustees engage in an annual assessment of the effectiveness of the Board, as a whole, and its committees. The assessment is led by a third party and covers a number of topics including:

☐	the involvement of the Board in issues material to the Company, , including the execution of its business strategy and the status of its liquidity arrangements

☐Board and committee structure and composition

☐communications between management, the Board, and its committees

☐information furnished to the Board

☐the Board’s relationship with management

☐the effectiveness of the Board and its committees.

The Board utilizes the results of this process, as well as other discussions it holds periodically in executive sessions and otherwise, to help refine and improve the operations of the Board and its committees. For the first annual period after the spin-off, the formal annual assessment occurred during the first quarter of 2024 and was discussed by the Board in executive session. The annual assessment and the Board's other periodic discussions have resulted in enhancements in the reporting provided by the manager to the Board.

Board Meetings Held During 2023

During 2023, our Board held 9 meetings, either in person or by telephone conference call. Trustees are expected to attend a majority of the Board meetings. All trustees attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period in which they were members of our Board of Trustees, and (ii) the total number of meetings of the Committees of our Board on which such trustees served and that were held during the period in which they served. The Board also acts by unanimous written consent in appropriate circumstances. All trustees are urged to attend annual meetings of shareholders. The 2024 annual meeting of shareholders is the inaugural meeting.

Executive Sessions

Trustees meet in executive session at least quarterly without management present. The Audit Committee also meets in executive session at least quarterly, without management present, with representatives of our independent registered public accounting firm and with representatives of the accounting firm engaged to assist us in the preparation of our documentation, testing, and evaluation of internal controls over financial reporting.

Service on Other Boards

In view of the commitment of time and effort that is required of a trustee of a public company, our Board has established a guideline that its non-employee trustees should not serve on the boards of more than four public companies, including the Company, and that our Chief Executive Officer should not serve on the boards of more than two other public companies.

Star Holdings 2024 Proxy Statement | 7

Corporate Governance

Majority Votes / Trustee Resignation Policy

Pursuant to our trustee resignation policy, in an uncontested election, an incumbent nominee for trustee who fails to receive a majority of the total votes cast for his or her election (i.e., more votes cast "for" than affirmatively "withheld") must offer to resign from the Board promptly following certification of the voting results. The Nominating and Corporate Governance Committee will consider any such resignation offer, determine whether to recommend acceptance of that resignation, and submit its recommendation for consideration by the Board. The trustee whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding the proposed resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a trustee’s resignation.

Within 90 days after the results of the shareholder vote are certified, the Board will disclose its decision in a press release, filing with the Securities and Exchange Commission ("SEC"), or by other public announcement. If an incumbent trustee’s offer to resign is not accepted by the Board, such trustee will continue to serve until a successor is elected and qualifies, or until the trustee dies, resigns, retires, or is removed, whichever shall occur first. If a trustee’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy pursuant to the Company’s Bylaws.

Shareholder Rights

We do not have a shareholder rights plan, commonly known as a “poison pill,” in effect and our board of trustees has adopted a policy that our board may not adopt any shareholder rights plan unless the adoption of the plan has been approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees, except that our board of trustees may adopt a shareholder rights plan without the prior approval of our shareholders if our board, in the exercise of its duties, determines that seeking prior shareholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a shareholder rights plan is adopted by our board without the prior approval of our shareholders, the shareholders rights plan will expire on the date of the first annual meeting of shareholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our shareholders.

We have one class of common shares authorized and outstanding. In addition, our board of trustees is not staggered, with each of our trustees subject to re-election annually.

Governing Documents

Corporate Governance Guidelines

Our Board has approved a set of corporate governance guidelines to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its shareholders. The Board reviews these guidelines and other aspects of our governance periodically as needed. A copy of the corporate governance guidelines is available on the Company’s website at www.starholdingsco.com.

Code of Ethics and Conduct

In connection with the Spin-Off, Star Holdings adopted a Code of Ethics and Conduct that applies to the Company’s trustees, officers and employees, a copy of which is available on the Company’s website at www.starholdingsco.com.

The Code of Ethics and Conduct sets forth the principles of conduct and ethics to be followed by our trustees, officers, and employees. The purpose of the Code of Ethics and Conduct is to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of law or the Code of Ethics and Conduct; accountability for adherence to the Code of Ethics and Conduct; consistent enforcement of the Code of Ethics and Conduct; protection for persons reporting any questionable behavior; protection of the Company’s legitimate business interests; and confidentiality of information entrusted to our trustees, officers and employees. Trustees, officers and employees are required to acknowledge that they have received and will comply with the Code of Ethics and Conduct. We will disclose any material changes to the Code of Ethics and Conduct, and any waivers that are approved for trustees or executive officers, in our public SEC filings and on our website within four business days of any such event.

8 | Star Holdings 2024 Proxy Statement

Corporate Governance

Disclosure Committee

Our Disclosure Committee is made up of members of our executive management and senior staff of our manager. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and to assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees of our manager involved in the preparation of our financial statements. These individuals meet quarterly, or otherwise as needed, to discuss any issues or matters they believe should be considered for disclosure in our public SEC filings, and to review our draft periodic SEC reports before they are filed. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee.

The Disclosure Committee has adopted a written charter to memorialize the committee’s purpose and procedures. A copy of the charter will be provided, without charge, to any shareholder who requests one.

Communications with the Board

Interested parties, including shareholders, are welcome to communicate with our lead trustee, the other independent Board members or the Chair of any committee of the Board, by e-mail or regular mail. All communications should be sent to:

By e-mail to: CorporateSecretary@starholdingsco.com
By regular mail, addressed to the particular trustee or trustees desired, to: Star Holdings c/o Corporate Secretary 1114 Avenue of the Americas 39th Floor New York, NY 10036

Our Chief Legal Officer and our Corporate Secretary will review each communication directed to the Board or individual trustees. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate Board member(s). Our Chief Legal Officer and Corporate Secretary have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to inappropriate communications including abusive, repetitive, or in bad taste communications or communications that present safety or security concerns. Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially.

Environmental, Social & Governance (ESG) Practices and Programs

We and our manager recognize the importance of ESG issues and incorporate consideration of ESG issues into our decision-making processes.

Our manager’s Corporate Sustainability Report (CSR) is published annually and is found on its website at https://www.safeholdinc.com/investors/esg/.  The information contained on, or accessible from, our manager’s website does not form a part of and is not incorporated by reference into this Proxy Statement.

Cybersecurity

Our Board exercises its oversight of cybersecurity risk management primarily through the Audit Committee. Our manager provides periodic reports to the Audit Committee, at regular Audit Committee meetings throughout the year, on relevant cybersecurity issues. The manager has not experienced any material cybersecurity or information security breaches related to the Company and, accordingly, we have not incurred any expenses due to information security breach penalties or settlements. We maintain cyber liability insurance coverage to mitigate against risks of cyber attacks and other information security breaches.

Our manager is in the midst of completing a multi-year phased cyber security and information technology program, from which we expect to benefit because we rely on the manager for the implementation of our cyber security policies and programs. The initial efforts targeted stabilizing the

Star Holdings 2024 Proxy Statement | 9

Corporate Governance

manager's infrastructure, commencing data migration to the Cloud and defining its capability roadmap. More recently, the manager is focused on modernizing its overall technology platform. The manager's key initiatives include:

☐

Improving cyber security. The manager follows NIST cybersecurity framework and continues to provide periodic cyber awareness training for its workforce, including those who provide services to us. The manager's incident response plan documents its action plans to address cybersecurity incidents that may affect us, such as ransomware.

☐

Optimizing the cloud environment. We have a fully Cloud-based firm which allows it to take advantage of Cloud providers’ security innovations against cyber-attacks. The manager engages an outside security platform to monitor and control its Cloud infrastructure. Employees of the manager working from home are required to connect through a VPN (virtual private network).

☐

Integrating Artificial Intelligence into our operations. The manager's AI initiatives are aimed at not only improving productivity but also at enhancing cyber security using advanced algorithm to detect fraud, malware and phishing.

☐	Enhancing data management. The manager's internally developed data warehouse supports our reporting and business intelligence needs.

Whistleblower Policy

We are committed to full and accurate financial disclosure in compliance with applicable laws and regulations. Our Audit Committee has adopted policies and procedures governing the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls or auditing matters, and to project the confidential anonymous reporting of employee concerns regarding accounting or auditing matters.

10 | Star Holdings 2024 Proxy Statement

Board Committees

Our Board has three standing committees — Audit, Compensation and Nominating and Corporate Governance— made up entirely of independent trustees. The Audit, Compensation, and Nominating and Corporate Governance Committees have adopted charters that meet applicable standards prescribed by Nasdaq. These charters are available on our website at https://www.starholdingsco.com/corporate-governance/governance-overview, and will be provided in print, without charge, to any shareholder who requests copies.

Our Board appoints special committees from time to time, as necessary.

The trustees serve on each committee as follows:

Audit Committee

Clifford De Souza (Chair)
Richard Lieb
Nina Matis

Compensation Committee

Nina Matis (Chair)
Clifford De Souza
Richard Lieb

Nominating and Corporate Governance Committee

Richard Lieb (Chair)
Clifford De Souza
Nina Matis

The Audit Committee is responsible, among other things, for the following matters:

☐	appoints, compensates, retains, and oversees the work of our independent registered public accounting firm
☐

establishes procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission of “whistleblower” reports by our manager regarding questionable accounting or auditing matters

☐

meets periodically with management and our independent registered public accounting firm to review and discuss the Company’s annual audited financial statements and quarterly financial statements and any material related person transactions

☐	meets separately, on a periodic basis, with management, internal auditors, or our personnel responsible for the internal audit function, and with our independent registered public accounting firm
☐

receives reports from management of (i) any significant deficiencies in the design or operation of our internal controls and (ii) any fraud involving management or other employees who have a significant role in our internal controls

☐

receives reports from independent registered public accounting firm at least annually of (i) internal quality-control procedures, (ii) material issues raised by internal quality-control review or peer review of the auditing firm and (iii) all relationships and services between the independent registered public accounting firm and the Company

☐	reviews our hedging policy and the status of hedging transactions on a quarterly basis
☐	reviews and discusses the Company’s earnings press releases and financial information and earnings guidance provided to analysts and rating agencies
☐	discusses policies with respect to risk assessment and risk management
☐	regularly discusses committee activity with the Board
☐	ensures that policies are established regarding hiring employees or former employees of the independent auditors

Star Holdings 2024 Proxy Statement | 11

Board Committees

☐	reviews annually internal and external audits, if any, of our employee benefit plans and pension plans
☐

reviews annually the adequacy of our insurance, management information systems, internal accounting and financial controls, protection of technology and proprietary information, and policies and procedures relating to compliance with legal and regulatory requirements

The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the SEC and the rules of the Nasdaq. The Board has also determined that Mr. De Souza of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and that each member of our Audit Committee is financially literate, as interpreted by the board of trustees in its business judgment. The Audit Committee held 5 meetings during 2023.

The Compensation Committee is responsible for reviewing the performance of, and the compensation and expense reimbursements payable to our manager under our management agreement. We do not have any employees, we do not pay our named executive officers, and, except for two accounting personnel of our manager who are dedicated to providing services to us, we do not reimburse our manager for any personnel compensation. Our Compensation Committee does not currently make any recommendations regarding the base salaries, annual incentive bonuses or long-term compensation awards paid to our named executive officers by our manager.

The Board has determined that all members of our Compensation Committee are independent for purposes of the standards defined by the Nasdaq rules. The Compensation Committee held three meetings during 2023.

The Nominating and Corporate Governance Committee is responsible, among other things, for the following matters:

☐	provides counsel to the Board with respect to the organization, function, and composition of the Board and its committees
☐	oversees the annual self-evaluation of our Board and its committees, and the Board’s annual evaluation of management, and report about those reviews to the Board
☐	periodically reviews and, if appropriate, recommends to the full Board changes to our corporate governance policies and procedures
☐	makes recommendations to the Board regarding governance matters, including with respect to the Company’s charter, bylaws and committee charters
☐	identifies and recommends to our full Board potential trustee candidates for nomination
☐	recommends to the full Board the appointment of each of our executive officers
☐	monitors and evaluates compliance with legal and regulatory requirements with respect to corporate governance matters and reports to the Board periodically with respect to such matters
☐	oversees our ESG programs and ESG risk management

The Nominating and Corporate Governance Committee held three meetings during 2023.

12 | Star Holdings 2024 Proxy Statement

Trustee Compensation

We maintain a compensation program for our non-employee trustees under which each non-employee trustee receives the amounts described below for their service on the Board. The following sets forth the terms of the compensation program effective as of April 1, 2023:

	Annual	Annual Award of
	Cash Retainer,	Restricted Shares of
	Paid in Quarterly	Common Stock or Common Stock
Installments
Role	($)	($)
Non-Employee Trustees	$150,000	$—
Committee Chairs:
☐ Audit	—	—
☐ Compensation	—	—
☐ Nominating and Corporate Governance	—	—
Committee Members:
☐ Audit	—	—
☐ Compensation	—	—
☐ Nominating and Corporate Governance	—	—
Lead Trustee	—	—

Trustees do not receive additional fees for attending board or committee meetings.

The table below summarizes the compensation information for our non-employee trustees who served during the fiscal year ended December 31, 2023.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation(1)	Total
Name	($)	($)	($)	($)
Clifford De Souza	$112,500	—	—	112,500
Nina Matis	112,500	—	—	112,500
Richard Lieb	112,500	—	—	112,500

(1)	Our trustees are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by trustees to qualified nonprofit organizations, up to a maximum annual matching contribution per individual of $5,000 for trustees. Our trustees also are eligible for reimbursement of the costs of attending continuing trustee education programs. Amounts included in the “All Other Compensation” column include any matching gifts made by us on behalf of the trustee and any education costs reimbursed by us to the trustee.

Star Holdings 2024 Proxy Statement | 13

Senior Executives

Biographical information for our executive officers is set forth below:

Brett Asnas, age 40, currently serves as our and our manager’s Chief Financial Officer and principal accounting officer. Mr. Asnas has served as the Chief Financial Officer of our manager since February 2022. He previously served as our manager’s Executive Vice President and Head of Capital Markets since 2018. Mr. Asnas is responsible for overseeing capital markets, investor relations, treasury, finance, accounting, strategy, information technology and ESG. He manages relationships across investment banks, investors and lenders, rating agencies and analysts. He directs the finance and accounting group’s budgeting, forecasting, management and performance reporting and strategic analysis. Mr. Asnas has vast experience in debt and equity capital markets across single asset, portfolio and corporate transactions. Mr. Asnas joined our manager in 2008 and previously held positions in the real estate private equity business at Fortress Investment Group, the real estate investment banking division at Nomura Securities, as well as structured finance advisory at Ernst & Young LLP. Mr. Asnas holds a B.S. degree in Finance from the School of Management at Binghamton University.

Jay Sugarman, age 61, is our manager’s Chairman and Chief Executive Officer and our Chief Executive Officer. He has served as a member of our manager’s Board since 1996, as our manager’s Chief Executive Officer since 1997, and as our manager’s Chairman and Chief Executive Officer of Safehold Inc. from 2017 until consummation of the Merger. Prior to forming our manager, he managed private investment funds on behalf of the Burden family (a branch of the Vanderbilt family) and the Ziff family. Mr. Sugarman received an undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and a M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the Loeb Award in Finance and the Copeland Award and Gillette Prize in Marketing.

Star Holdings 2024 Proxy Statement | 14

Indemnification

We have entered into indemnification agreements with each of our trustees and executive officers. These agreements provide that we will indemnify the individual indemnitee to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal actions, proceedings and investigations to which they are made a party because of their status as a trustee, officer or agent of the Company, or because they serve as a trustee, officer or agent of another company at the Company’s request.

To supplement these indemnification provisions, we have obtained trustees and officers liability insurance, which covers our trustees and executive officers.

15 | Star Holdings 2024 Proxy Statement

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Trustees, with the concurrence of the Board, has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by our shareholders. We expect a representative of Deloitte & Touche LLP, or Deloitte, to attend the 2024 Annual Meeting. The representative may make a statement, and will respond to appropriate questions.

Accounting Fees and Services

Fees paid to Deloitte, our independent registered public accounting firm for the fiscal year ended December 31, 2023 and 2022, were as follows:

Type of fee	2023	2022
Audit fees	$492,750	$—
Audit-related fees	—	—
Tax fees	67,507	—
All other fees	—	—
Total fees	$560,257	$—

Audit Fees.

These fees were incurred for professional services rendered in connection with integrated audits of our consolidated financial statements and our internal control over financial reporting, limited reviews of our unaudited consolidated interim financial statements and comfort letters.

Audit-Related Fees.

The 2023 fees were incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under “Audit Fees.” These audit-related fees included fees related to Deloitte’s evaluation of iStar’s historical non-ground lease related businesses, including real estate finance, operating properties and land and development, review of the Form 10 (and amendments) filed with SEC in connection with the Spin-Off and related transactions and review of other SEC filings.

Tax Fees.

These fees were incurred for professional services rendered in connection with tax compliance, tax advice, and tax planning. These services included income tax compliance and related tax services.

Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification) and for approving the performance of any non-audit services by the independent registered public accounting firm. In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance, and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions on those matters to the full Board.

The Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit services, involving the independent registered public accounting firm. During fiscal 2023, the Audit Committee approved all audit engagement fees and terms involving Deloitte, as well as all significant non-audit services performed by Deloitte.

Pre-Approval Policies and Procedures.

In accordance with its charter and applicable rules and regulations adopted by the SEC, our Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. The fees described in the table above relating to the Form 10 and other services provided prior to the Spin-Off were approved by iStar’s audit committee. Fees incurred after the Spin-Off were pre-approved by the Audit Committee.

Star Holdings 2024 Proxy Statement | 16

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Required Vote

Shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte to shareholder for ratification as a matter of good corporate governance practice. Furthermore, the Audit Committee will take the results of the shareholder vote regarding Deloitte’s appointment into consideration in future deliberations. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024 will require the affirmative vote of a majority of all the votes cast at the 2024 Annual Meeting at which a quorum is present. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because brokers have discretionary voting authority with regard to this proposal under the rules of the Nasdaq, we do not expect any broker non-votes in connection with this proposal.

The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP, to be our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Star Holdings 2024 Proxy Statement | 17

Report of the Audit Committee

The Audit Committee oversees the financial reporting process of Star Holdings on behalf of the board of trustees in accordance with our charter. The board has determined that all members of the Audit Committee meet the independence requirements of both the Securities and Exchange Commission, or SEC, and Nasdaq. The board also has determined that Mr. De Souza, member of the Audit Committee, is an “audit committee financial expert” within the meaning of the SEC rules, and that each member of our Audit Committee is financially literate, as interpreted by the board of trustees in its business judgment. We operate under a written charter approved by the board, consistent with the corporate governance rules issued by the SEC and the Nasdaq. The Audit Committee charter is available on Star Holdings website at https://www.starholdingsco.com/ (under “Corporate Governance” and then “Governance Overview”) and will be provided in print, without charge, to any shareholder who requests a copy.

The Company’s management is responsible for executing the financial reporting process and preparing the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight, and termination of the external auditors. The Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the year ending December 31, 2024.

The independent registered public accounting firm is responsible for auditing the effectiveness of the Company’s internal controls over financial reporting and for expressing its opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion whether those financial statements conform to generally accepted accounting principles in the United States. The Audit Committee also approved the engagement of an accounting firm to assist management in preparing documentation, testing and evaluating internal controls over financial reporting, and reviewing the performance of those controls. The Audit Committee does not prepare financial statements or conduct audits.

The Company had appointed Deloitte to audit the Company’s consolidated financial statements for the year ending December 31, 2023. In its capacity as the Company’s independent registered public accounting firm for 2023, Deloitte issued a report on the consolidated financial statements as of and for the year ended December 31, 2023. In connection with the December 31, 2023, audited consolidated financial statements, the Audit Committee:

☐

reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

☐

reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements, including discussions regarding critical accounting policies, other appropriate financial accounting and reporting principles and practices, the quality of such principles and practices, and the reasonableness of significant judgments;

☐

discussed with the independent registered public accounting firm the items that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

☐

reviewed and considered the written disclosures in the letter received from Deloitte, as required by the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the Audit Committee regarding independence, including a discussion about its independence from the Company and management.

Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee, and in the Audit Committee charter in effect in 2023, we recommended to the Company’s board that the audited consolidated financial statements for 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Company’s board approved the Audit Committee’s recommendation.

Submitted by the Audit Committee Clifford De Souza (Chair) Richard Lieb Nina Matis

The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate the same by reference.

Star Holdings 2024 Proxy Statement | 18

EXECUTIVE COMPENSATION

Overview

The Company entered into the Management Agreement (the “Management Agreement”) with the manager, a wholly owned subsidiary of Safehold Inc. All of our senior executives are employees of our manager or its affiliates. We pay fees to our manager under the Management Agreement; we do not directly compensate the employees of our Manager who provide services to us. We do not reimburse the Manager for any portion of the compensation it pays to its employees who provide services to us, except for the compensation of up to two accounting personnel whom the Manager has dedicated to provide services to us. The location of the executive offices and telephone number of our manager are:

Safehold Management Services Inc.
1114 Avenue of the Americas
39th Floor
New York, NY 10036
(212) 930-9400

The following table sets forth certain information with respect to our senior executives who served during 2023:

	Star Holdings	Safehold Management Services Inc.
Jay Sugarman	Chief Executive Officer	Chairman and Chief Executive Officer
Marcos Alvarado	President and Chief Investment Officer (until February 2024)	President and Chief Investment Officer (until February 2024)
Brett Asnas	Chief Financial Officer	Chief Financial Officer

Executive Compensation Overview

The Management Agreement requires the manager to manage the Company’s assets and its and its subsidiaries’ day-to-day operations, subject to the supervision of Board of the Company. Pursuant to the Management Agreement, the manager is required to provide the Company with a management team, including a chief executive officer, a chief financial officer and a chief compliance officer, along with support personnel, to provide the management services to be provided by the manager to the Company. We do not have any employees. Accordingly, our Chief Executive Officer and each of our other senior executives, each of whom is a senior executive of our Manager, do not receive cash compensation from us for serving as executive officers. Instead, we pay our manager a management fee described below.

The initial term of the Management Agreement will expire on March 31, 2024, and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated pursuant to the terms thereof. The Company will pay the manager fixed cash management fees of $25.0 million, $15.0 million, $10.0 million and $5.0 million, respectively, in each of the initial four annual terms of the Management Agreement and 2.0% of the gross book value of the Company’s assets excluding the Safe Shares for each annual term thereafter, and will reimburse the manager for third party expenses incurred in connection with its services and, in addition, the Manager will be solely responsible for any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of the Manager and its affiliates required for our operations. As noted above, we will not reimburse our Manager or its affiliates for the compensation paid to its personnel except for the compensation costs paid to up to two accounting personnel (neither of whom is an executive officer of the Company) who will be dedicated to performing services for us, whose compensation is subject to the reasonable approval of our independent trustees.

The Management Agreement may be terminated by the Company without cause by not less than one hundred eighty days’ written notice to the Manager upon the affirmative vote of at least two-thirds of the Company’s independent trustees, provided, however, that if the date of termination occurs prior to the fourth anniversary of the Spin-Off, the termination will be subject to payment of the applicable termination fee to the Manager. The Company may also terminate the Management Agreement at any time, including during the initial term, with 30 days’ prior written notice from the Company’s board of trustees for “cause,” as defined in the Management Agreement.

In the event of a termination without cause by the Company prior to the fourth anniversary of the Spin-Off, the Company will pay the manager a termination fee of $50.0 million minus the aggregate amount of management fees actually paid to the manager prior to the termination date. However, if the Company has completed the liquidation of its assets on or before the termination date, the termination fee will consist of any portion of the annual management fee that remained unpaid for the remainder of the then current annual term plus, if the termination date occurs on or

19 | Star Holdings 2024 Proxy Statement

EXECUTIVE COMPENSATION

before the third anniversary of the Spin-Off, the amount of the management fee that would have been payable for the next succeeding annual term, or if the termination date occurs after the third anniversary of the Spin-Off, zero.

In the event of a termination by the manager based on a reduction in the amount of the Company’s combined and consolidated assets below designated thresholds, the Company will pay the manager a termination fee of $30.0 million if the termination occurs in the first year, $15.0 million if the termination occurs in the second year and $5.0 million if the termination occurs in the third year, in each case, plus the balance of any unpaid portion of the annual management fee for the applicable year.

We do not currently have any operative equity incentive plans or programs. We have not granted any stock options or other equity-based incentive awards to anyone.

Executive Compensation Paid by Our Manager and Its Affiliates

Our Chief Executive Officer and other named executive officers are employees of our manager’s parent company, and are compensated under compensation arrangements made with Safehold. Except for two accounting personnel who are dedicated to performing services for us, Safehold does not compensate its employees specifically for services rendered in performing obligations to us under the Management Agreement as these individuals also provide services relating to Safehold’s other business activities.

Safehold has informed us that it does not segregate or identify the portion of the compensation awarded to our named executive officers that is attributable to their services to us. The total compensation of our named executive officers reflects the performance of services relating to all of Safehold’s activities in addition to services provided by these individuals to us.

Safehold has informed us that no portion of the management fee paid by us to our manager is specifically allocated to aggregate compensation paid by Safehold to our named executive officers.

For context with respect to our named executive officers’ compensation, Safehold reports that it paid our named executive officers aggregate base salary, annual incentive bonus and long-term incentive compensation in the aggregate amount of $23.2 million during 2023, which amount represented 119% of the management fee we paid to our manager in 2023.

Safehold reports that its compensation program is designed to foster a strong pay-for-performance culture. In setting compensation for its professionals, including our Chief Executive Officer and our other named executive officers, according to Safehold, it allocates pay among base salary, short-term incentives and long-term incentives to emphasize variable, performance-based compensation. This mix is designed to ensure the appropriate alignment of executive compensation with financial performance and shareholder value creation. For our CEO, 89.3% of his total 2023 compensation paid by Safehold was incentive-based pay (excluding any merger related grants or special one-time retention awards) and 10.7% was fixed base salary. For our other NEOs, 86.2% of their total aggregate 2023 compensation paid by Safehold was incentive-based pay (excluding any merger related grants or special one-time retention awards) and 13.8% was fixed base salary.

Safehold has informed us that it takes into consideration many factors in determining its performance-based pay for its executives, including our named executive officers. In determining its performance-based compensation, Safehold has established performance metrics that relate to Safehold’s activities that are unrelated to our business.

The performance metrics utilized by Safehold in its executive compensation program are described in detail in its 2024 proxy statement dated April 5, 2024, filed with the SEC and available at www.envisionreports.com/Safe.

Clawback Policy

In accordance with the requirements of the Nasdaq rules, we maintain the Star Holdings Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), an executive officer clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

20 | Star Holdings 2024 Proxy Statement

EXECUTIVE COMPENSATION

Insider Trading Policies and Procedures

The federal securities laws prohibit a company’s trustees, officers, employees and other “insiders” from engaging in securities trading on the basis of material, non-public information. It is our policy, without exception, to comply with all applicable laws and regulations in conducting our business. Accordingly, the Company has adopted an insider trading policy that prohibits each member of our Board and each of our officers and employees of our manager from buying or selling our securities on the basis of material, non-public information, and from assisting or working in concert with others to do so. We impose “blackout periods” on a quarterly basis, and otherwise as appropriate, that prohibit insiders from trading in our securities, and require that any trading by an insider must be approved in advance by our compliance officer.

Hedging/Pledging Policies

Our executives and trustees are prohibited from engaging in transactions that hedge the risk of owning the Company common stock. In addition, trustees and officers may not pledge our securities as collateral for a loan or hold Company securities in a margin account except with prior approval in accordance with guidelines approved by our Board from time to time.

Star Holdings 2024 Proxy Statement | 21

EXECUTIVE COMPENSATION

Executive Compensation Tables and Other Information

Summary Compensation Table

For the year ended December 31, 2023, we did not provide any of our named executive officers with any cash or other compensation.

Grants of Plan-Based Awards

For the year ended December 31, 2023, we did not grant any equity based awards to our named executive officers.

Outstanding Equity Awards

As of December 31, 2023, none of our named executive officers held any outstanding stock awards.

Stock Vested in Fiscal 2023

During the year ended December 31, 2023, none of our named executive officers exercised stock options, SARs or similar instruments, and no vesting of shares of the Company, including restricted shares, restricted stock units or similar instruments occurred.

No Pension or Deferred Compensation

We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans, or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

No Employment Agreements with Executive Officers

We do not have employment agreements with any of our named executive officers.

Change-in-Control or Similar Arrangements

None of our named executive officers are party to any automatic “single trigger” change-in-control arrangements that provide for compensation (including accelerated vesting of stock awards) in the event of a change in control.

22 | Star Holdings 2024 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available to us with respect to any common stock owned by our trustees, nominees for trustee, executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common as of April 8, 2024.

	Common Stock Beneficially	% of Basic Common Stock
Name and Address of Beneficial Owners(1)	Owned(1)	Outstanding(2)
Brett Asnas(3)	—	*
Nina Matis(3)(4)	17,499	*
Clifford De Souza(3)(5)	12,898	*
Richard Lieb(3)(6)	6,370	*
Jay Sugarman(3)(7)	457,746	3.4%
Cowen Inc.(8) 599 Lexington Ave. New York, NY 10022	1,328,053	10.0%
BlackRock, Inc.(9)
50 Hudson Yards New York, NY 10001	1,096,482	8.2%
Oaktree Capital Group Holdings LP(10)
333 S. Grand Avenue 28th Floor Los Angeles, CA 90071	1,000,000	7.5%
Saba Capital Management(11)
405 Lexington Avenue 58th Floor New York, New York 10174	696,717	5.2%
All executive officers, trustees and nominees for trustee as a group (5 persons)	494,513	3.7%

*         Less than 1%.

(1)	Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.
(2)	As of April 8, 2024, 13,319,552 shares of our common stock were outstanding.
(3)	c/o Star Holdings, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.
(4)	Includes 17,499 shares of common stock owned directly by Ms. Matis.
(5)	Includes 12,898 shares of common stock owned directly by Mr. De Souza.
(6)	Includes 6,370 shares of common stock owned directly by Mr. Lieb.
(7)	Includes 364,291 shares of common stock owned directly by Mr. Sugarman, 6,203 shares owned indirectly through Mr. Sugarman’s spouse, 23,235 shares owned indirectly through family trusts and 64,017 shares owned indirectly through a foundation, as to which Mr. Sugarman disclaims beneficial ownership, except to the extent of any pecuniary interest therein.
(8)	This beneficial ownership information is based solely on a Form 4, dated March 15, 2024, filed jointly with the SEC by Cowen Inc., Cowen Overseas Investment LP, Cowen and Company, LLC, Cowen Holdings, Inc. and RCG LV Pearl LLC. 980,402 shares are held directly by Cowen Overseas Investment LP. RCG LV Pearl LLC is the sole owner of Cowen Overseas Investment LP. Cowen Inc. is the sole member of RCG LV Pearl LLC. In such capacities, each of RCG LV Pearl LLC and Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Overseas Investment LP, but disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. 347,651 shares are held directly by Cowen and Company, LLC. Cowen Holdings, Inc. is the sole member of Cowen and Company, LLC. RCG LV Pearl LLC is the sole owner of Cowen Holdings, Inc.. Cowen Inc. is the sole member of RCG LV Pearl LLC. In such capacities, each of Cowen Holdings, Inc., RCG LV Pearl LLC and Cowen Inc. may be deemed

Star Holdings 2024 Proxy Statement | 23

Stock Ownership Information

to beneficially own the securities owned directly by Cowen and Company, LLC, but disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.
(9)	This beneficial ownership information is based solely on a Schedule 13G, as amended, dated January 25, 2024, filed with the SEC by BlackRock, Inc., which beneficially owns 1,096,482 shares, with sole power to vote 1,077,801 of such shares and sole power to dispose of 1,096,482 of such shares.
(10)	This beneficial ownership information is based solely on a Schedule 13G, as amended, dated February 14, 2024, filed jointly with the SEC by Oaktree Value Equity Holdings, L.P. (“VE Holdings”), Oaktree Capital Group, LLC (“OCG”), Atlas OCM Holdings, LLC (“Atlas”), Oaktree Capital Group Holdings GP, LLC, (“OCGH,” and together with each of the foregoing, the “Oaktree Reporting Persons”) , Brookfield Corporation (“Brookfield”), BAM Partners Trust (“BAM Partnership”), and Brookfield Asset Management ULC (“Brookfield ULC,” and together with BAM Partnership and Brookfield, the “Brookfield Reporting Persons”) . Oaktree Value Equity Holdings, L.P. is the direct holder of 1,000,000 shares. Each of (i) OCG, in its capacity as an indirect manager of VE Holdings, (ii) Atlas, in its capacity as an indirect manager of VE Holdings, (iii) OCGH, in its capacity as the indirect owner of the class B units of each of OCG and Atlas, (iv) Brookfield, in capacity as the indirect owner of the class A units of each of OCG and Atlas, (v) BAM Partnership, in its capacity as the sole owner of Class B Limited Voting Shares of Brookfield, and (vi) Brookfield ULC, in its capacity as the indirect owner of Class A units of Atlas, may be deemed to beneficially own the reported securities. The principal business address of each of the Oaktree Reporting Persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.The principal business address of each of the Brookfield Reporting Persons is Brookfield Place, 181 Bay Street, Suite 100, Toronto, Ontario, Canada M5J 2T3.
(11)	This beneficial ownership information is based solely on a Schedule 13G, as amended, dated February 14, 2024, filed jointly with the SEC by Saba Capital Management, L.P., Saba Capital Management GP, LLC, and Mr. Boaz R. Weinstein (together, the "Reporting Persons”). The Reporting Persons beneficially own 696,717 shares.

24 | Star Holdings 2024 Proxy Statement

Certain Relationships and Related Party Transactions

Related Party Transactions

It is the policy of our Board that all transactions between the Company and a “related party” must be approved or ratified by at least a majority of the members of the Board who have no financial or other interest in the transaction. For this purpose, a related party includes any trustee or executive officer, any nominee for trustee, any shareholder owning 5% of more of our outstanding shares, and any immediate family member of any such person.

Specifically, our current policy regarding any transactions in which we and Safe are participants or any transaction in which our manager has a conflict of interest requires approval by a majority of our independent trustees.

In determining whether to approve or ratify a related party transaction, the Board will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether the transaction is inconsistent with the interests of the Company and its shareholders and the extent of the related party’s interest in the transaction. No trustee will participate in any discussion or approval of a related party transaction for which such trustee is a related party, except that such a trustee will provide all material information concerning the related party transaction to our Board.

If a related party transaction will be ongoing, the Board may establish guidelines for management to follow in its ongoing dealings with the related party. The Board may delegate to our Audit Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to confirm they are in compliance with the Board’s guidelines.

All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

Star Holdings was formed to succeed to the legacy non-ground lease real estate assets of iStar. On March 31, 2023, iStar completed its transition to a ground lease focused business through the merger of iStar and Safehold Inc., a ground lease company previously founded by iStar. iStar continued as the surviving corporation in the Merger and changed its name to “Safehold Inc.”.

Immediately prior to the closing of the Merger, iStar completed a series of reorganization and separation transactions in accordance with the terms of a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of March 31, 2023, by and between iStar and us. To effectuate the Spin-Off: (i) iStar contributed its remaining legacy non-ground lease assets, 13,522,651 shares of common stock of Safehold Inc. previously owned by iStar (the "Safe Shares") and certain other assets to us; and (ii) iStar distributed 100% of our common shares of beneficial interest to holders of common stock of iStar by way of a pro rata distribution of 0.153 common shares of the Company for each outstanding share of iStar common stock held on the record date of the distribution.

In connection with the Spin-Off, the Company entered into the Separation and Distribution Agreement, a management agreement with the manager (the "Management Agreement"), a governance agreement with Safe (the "Governance Agreement") and a registration rights agreement with Safe (the "Registration Rights Agreement"). We also entered into a credit facility with Safe (the "Safe Credit Facility").

Separation and Distribution Agreement — The Separation and Distribution Agreement provides for, among other things, the principal corporate transactions required to effect the Spin-Off and provisions governing Star Holdings' relationship with Safe with respect to and following the Spin-Off. The Separation and Distribution Agreement includes provisions allocating assets and liabilities between Star Holdings and Safe and various post-closing covenants relating to, among other things, the treatment of the parties’ insurance policies, information sharing and other operational matters. The Separation and Distribution Agreement includes a mutual release by Star Holdings, on the one hand, and Safe, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which Star Holdings and Safe have agreed to indemnify each other from certain specified liabilities.

Management Agreement—The Company entered into the Management Agreement with the manager, a subsidiary of Safe. The Management Agreement requires the manager to manage the Company’s assets and its and its subsidiaries’ day-to-day operations, subject to the supervision of our Board. Pursuant to the Management Agreement, the manager is required to provide the Company with a management team, including a chief executive officer, a chief financial officer and a chief compliance officer, along with support personnel, to provide the management services to be provided by the manager to the Company. The manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of the Board in following or declining to follow its advice or recommendations.

The initial term of the Management Agreement will expire on the first anniversary of the date of the Management Agreement and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated pursuant to the terms thereof. The

Star Holdings 2024 Proxy Statement | 25

Certain Relationships and Related Party Transactions

Company will pay the manager fixed cash management fees of $25.0 million, $15.0 million, $10.0 million and $5.0 million, respectively, in each of the initial four annual terms of the Management Agreement and 2.0% of the gross book value of the Company’s assets excluding the Safe Shares for each annual term thereafter, and will reimburse the manager for third party expenses incurred in connection with its services. During the year ended December 31, 2023, the Company recorded $19.7 million of management fees to the Manager.

The Management Agreement may be terminated by the Company without cause by not less than one hundred eighty days’ written notice to the Manager upon the affirmative vote of at least two-thirds of the Company’s independent directors, provided, however, that if the date of termination occurs prior to the fourth anniversary of the Spin-Off, the termination will be subject to payment of the applicable termination fee to the Manager. The Company may also terminate the Management Agreement at any time, including during the initial term, with 30 days’ prior written notice from the Company’s board of trustees for “cause,” as defined in the Management Agreement.

In the event of a termination without cause by the Company prior to the fourth anniversary of the Spin-Off, the Company will pay the Manager a termination fee of $50.0 million minus the aggregate amount of management fees actually paid to the Manager prior to the termination date. However, if the Company has completed the liquidation of its assets on or before the termination date, the termination fee will consist of any portion of the annual management fee that remained unpaid for the remainder of the then current annual term plus, if the termination date occurs on or before the third anniversary of the Spin-Off, the amount of the management fee that would have been payable for the next succeeding annual term, or if the termination date occurs after the third anniversary of the Spin-Off, zero.

In the event of a termination by the Manager based on a reduction in the amount of the Company’s combined and consolidated assets below designated thresholds, the Company will pay the Manager a termination fee of $30.0 million if the termination occurs in the first year, $15.0 million if the termination occurs in the second year and $5.0 million if the termination occurs in the third year, in each case, plus the balance of any unpaid portion of the annual management fee for the applicable year.

Governance Agreement—The Company and Safe entered into a governance agreement (the “Governance Agreement”) in order to establish various arrangements and restrictions with respect to the governance of the Company and certain rights and restrictions with respect to the Safe Shares owned by the Company.

Pursuant to the terms of the Governance Agreement, the Company and its subsidiaries are subject to customary restrictions on the transfer of Safe Shares held by the Company for nine months. Furthermore, the Company and its subsidiaries are prohibited from transferring at any time any the Safe Shares held by the Company or its subsidiaries to any person who is known by the Company or its subsidiaries to be an “Activist” or “Company Competitor” (as such terms are defined in the Governance Agreement), or to any group that, to the knowledge of the Company or its subsidiaries, includes as “Activist” or “Company Competitor,” without first obtaining the Safe’s prior written consent.

During a “restrictive period” which lasts until the earliest to occur of (i) the effective date on which Safe terminates the Management Agreement; or (ii) the date on which we beneficially own less than 7.5% of Safe’s outstanding common stock and Safe is no longer our external manager; or (iii) a Change of Control of Safe (as defined in the Governance Agreement), we and our directly or indirectly wholly owned subsidiaries are required to vote the Safe Shares in accordance with the recommendations of the board of directors of Safe. We have irrevocably designated and appointed the board of directors of Safe as our sole and exclusive attorney-in-fact and proxy with full power of substitution and re-substitution to exercise the voting power of our shares of Safe in accordance with these requirements. We will also be subject to certain standstill agreements during the restrictive period. The terms of such standstill agreements will restrict us from making certain acquisitions of Safe securities, seeking representation on Safe’s board of directors, participating in the solicitation of proxies or written consents of Safe shareholders, and taking other actions which could seek to influence or result in a change of control of Safe or cause or require Safe to make certain public announcements, except as permitted by the governance agreement or with the prior written consent of the independent directors of the board of directors of Safe.

Registration Rights Agreement—Under the Registration Rights Agreement, Safe has agreed to (i) register Star Holdings' shares of Safe common stock and the other registrable securities for resale by filing and maintaining a shelf registration statement; (ii) file a registration statement covering Star Holdings' shares of Safe common stock and other registrable securities pursuant to the demand right and (iii) allow Star Holdings to piggyback on certain other registration statements filed by Safe. Star Holdings may use the registration rights to sell its shares of Safe common stock in underwritten offerings, block trades and other methods of distribution. Star Holdings will be subject to certain suspension and lockup obligations. Star Holdings' registration rights will end, among other times, when it owns less than 2% of Safe's outstanding common stock and is able to sell all of the shares of Safe common stock pursuant to Rule 144(b) without restriction.

Safe Credit Facility— Safe, as a lender and an administrative agent, provided Star Holdings, as a borrower, a senior secured term loan facility, which was amended on October 4, 2023, in an aggregate principal amount of $115.0 million and an additional commitment amount of up to $25.0 million to replenish funds for (i) a “soft call” obligation under the margin loan with a third-party; or (ii) used to voluntarily prepay the margin loan with a third-party (“Incremental Term Loan Facility”).

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Certain Relationships and Related Party Transactions

The Safe Credit Facility is a secured credit facility. Borrowings under the Safe Credit Facility bear interest at a fixed rate of 8.00% per annum, which may increase to 10.00% per annum if any loans remain outstanding under the Incremental Term Loan Facility. The Safe Credit Facility has a maturity date of March 31, 2027. The Safe Credit Facility is secured by a first-priority perfected security pledge of all the equity interests in Star Holding’s primary real estate subsidiary. Within five business days after Star Holdings has delivered its unaudited quarterly financial statements, Star Holdings must apply any unrestricted cash on its balance sheet in excess of the aggregate of (i) an operating reserve; and (ii) $50 million, to prepay the Safe Credit Facility or alternatively, with the consent of the Safe, Star Holdings may apply such cash to prepay its margin loan with a third-party in lieu of any prepayment of the Safe Credit Facility. The operating reserve is calculated quarterly and is equal to the aggregate of projected operating expenses (including payments to the Star Holdings local property consultants but excluding management fees and public company costs), projected land carry costs, projected capital expenditure and projected interest expense on the margin loan with a third-party and the Safe Credit Facility for the next twelve months; less the projected operating revenues for the next twelve months consistent with the operating budget approved by Safe.

The Safe Credit Facility requires that we comply with various covenants, including, without limitation, covenants restricting, subject to certain exceptions, indebtedness, liens, investments, mergers, asset sales and the payment of certain dividends. Additionally, the Safe Credit Facility includes customary representations and warranties as well as customary events of default, the occurrence of which, following any applicable grace period, would permit Safe to, among other things, declare the principal, accrued interest and other obligations of ours under the Safe Credit Facility to be immediately due and payable and foreclose on the collateral securing the Safe Credit Facility.

The Company paid a $0.6 million commitment fee in connection with the Safe Credit Facility and during the year ended December 31, 2023 incurred $7.2 million of interest expense on the Safe Credit Facility.

ATM Equity Offering Sales Agreement—On April 5, 2023, Star Investment Holdings SPV LLC (“Star Investment Holdings”), a subsidiary of Star Holdings formed to hold the Trust's Safe Shares entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Safe, Safehold GL Holdings LLC and certain sales agents (each, an “Agent” and, collectively, the “Agents”), pursuant to which Star Investment Holdings may sell, from time to time, subject to receiving Safe's consent, up to 1,000,000 Safe Shares through or to the Agents.

Star Holdings 2024 Proxy Statement | 27

Information about the Annual Meeting of Shareholders | To Be Held May 21, 2024

We are making this proxy statement available to holders of our common stock on or about April 10, 2024, in connection with the solicitation by our Board of proxies to be voted at our 2024 Annual Meeting or at any postponement or adjournment of the 2024 Annual Meeting.

This proxy statement is accompanied by the Star Holdings Annual Report for the year ended December 31, 2023. The Star Holdings Annual Report, including the financial statements at December 31, 2023, is available on our website at www.starholdingsco.com/ by choosing “SEC Filings” or you can obtain a print copy, without charge, by contacting Investor Relations at:

(212) 930-9400
Star Holdings Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036

The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. We urge you to authorize a proxy to vote your shares — either by mail, by telephone, or online — at your earliest convenience, even if you plan to attend the annual meeting in person.

Who is entitled to vote at the meeting?

Only holders of record of our common stock at the close of business on March 27, 2024, are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 13,319,552 shares of common stock outstanding and entitled to vote.

What constitutes a quorum?

In order to have a quorum at the 2024 Annual Meeting, we need the presence, either in person or by proxy, of the holders of enough outstanding common stock to cast a majority of the votes entitled to be cast at the meeting. Proxies received but with items marked as withhold or as abstentions and proxies containing broker non-votes will be included in the calculation of the number of votes considered to be present for the purpose of determining the presence of a quorum.

What are the voting rights of shareholders?

Each shareholder is entitled to one vote for each share of common stock owned on the record date.

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Information about the Annual Meeting of Shareholders

What vote is needed to approve each proposal?

Assuming a quorum is present in person or by proxy at the 2024 Annual Meeting, the proposals require the following votes:

Proposal		Votes Needed to Pass	Effect of Withhold Votes, Abstentions and Broker Non-Votes
1	Election of three trustees	A plurality of the votes cast by the holders of our common stock shall elect the trustees (i.e., the three trustee nominees who receive the highest number of “for” votes will be elected)

Withhold votes will be counted toward a quorum, but because each of our trustees is running unopposed, they will have no effect on the vote results.

Broker non-votes will be counted toward a quorum but no effect on the vote results

2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	The affirmative vote of a majority of the votes cast by the holders of our common stock	Abstentions will be counted toward a quorum but will have no effect on the vote results. There should not be any broker non-votes

For the approval of any other matters properly presented at the meeting for shareholder approval, the affirmative vote of a majority of the votes cast by the holders of our common stock is required.

How can I attend the Annual Meeting?

The 2024 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the 2024 Annual Meeting only if you were a shareholder of the Company as of the close of business on the record date, March 27, 2024, or if you hold a valid proxy for the annual meeting. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting meetnow.global/MN5C9QM. You also will be able to vote your shares online by attending the 2024 Annual Meeting by webcast.

To participate in the 2024 Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2024 Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2024 Annual Meeting virtually on the Internet.

To register to attend the 2024 Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Star Holdings holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare Star Holdings Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 16, 2024.

You will receive a confirmation of your registration by email after we receive your registration materials.

Star Holdings 2024 Proxy Statement | 29

Information about the Annual Meeting of Shareholders

Why are you holding a virtual meeting instead of a physical meeting?

We believe that hosting a virtual meeting will provide the opportunity for more of our shareholders to participate in the meeting since our shareholders can participate from any location with Internet access.

The 2024 Annual Meeting will begin with an introduction by the meeting host, followed by a webcast of the formal business of the meeting and a Q&A session. During the live, online Q&A session, shareholders at the close of business on the record date will have an opportunity to ask questions. You may submit questions in real time before or during the Q&A session. If you encounter difficulties accessing or participating in the virtual meeting or Q&A session, please contact the technical support number that will be posted on the annual meeting website log-in page.

What are broker non-votes?

A “broker non-vote” occurs when a broker, bank, or other nominee does not have discretionary authority as to certain shares to vote on a particular matter, and has not received voting instructions on that matter from the beneficial owner of those shares. Under current Nasdaq rules, a broker, bank, or other nominee does not have discretionary authority to vote shares without specific voting instructions from the beneficial owner in an election of trustees, (Proposal 1). Brokers, banks, and other nominees do have discretionary authority to vote shares without specific voting instructions on the ratification of the appointment of an independent registered public accounting firm (Proposal 2).

How is my vote counted?

If you properly vote your proxy prior to the 2024 Annual Meeting, the shares that the proxy represents will be voted in the manner you direct. If your proxy does not specify a choice regarding one or more proposals, your shares will be voted FOR the election of trustees, FOR the ratification of the appointment of the independent registered public accounting firm.

Votes cast in person or by proxy at the 2024 Annual Meeting will be tabulated by the election inspector appointed for the meeting, who also will determine whether a quorum is present. If your shares are held by a broker, bank, or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. Street name shareholders who wish to vote in person at the meeting will need to obtain a proxy from the broker, bank, or other nominee that holds their shares of record.

Can I change my vote after I submit my proxy card or vote electronically?

If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

☐	submitting voting instructions at a later time via the Internet or by telephone before those voting facilities close;
☐	giving written notice bearing a date later than the date of the proxy to our Corporate Secretary expressly revoking the proxy;
☐	signing and forwarding to us a proxy dated later; or
☐	attending the annual meeting and personally voting the common stock that you own of record. Merely attending the annual meeting will not revoke a proxy.

Who pays the costs of solicitation?

We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our trustees, officers, and employees may solicit the return of proxies by telephone, fax, personal interview, or otherwise without being paid additional compensation. We will reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the Nasdaq. We have engaged Alliance Advisors LLC to solicit proxies on our behalf in connection with our 2024 Annual Meeting and to provide other advisory services for a fee of $10,000, plus expenses.

When are shareholder proposals due for the 2024 annual meeting?

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholder proposals intended to be presented at the annual meeting to be held in 2025 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our corporate secretary, and must be received by us no later than December 11, 2024 for inclusion in the 2025 proxy materials.

In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at our 2025 annual meeting, the proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, shareholder proposals

30 | Star Holdings 2024 Proxy Statement

Information about the Annual Meeting of Shareholders

made outside of Rule 14a-8 under the Exchange Act must be submitted not later than December 11, 2024 and not earlier than November 11, 2024. However, if the date of the 2025 annual meeting is advanced more than 30 days prior to, or delayed more than 30 days after, May 21, 2025, such proposals must be delivered between the 150th day prior to the date of the 2025 annual meeting and the later of (i) the 120th day prior to the date of the 2025 annual meeting or (ii) the tenth day following the date on which public announcement of the date of the 2025 annual meeting of shareholders is first made.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 annual meeting.

What are the implications of being an Emerging Growth Company?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We also provide certain scaled back executive compensation and other disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.235 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the Spin-Off, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials to that address. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders (less bulk mail) and cost savings for companies.

A number of brokers with account holders who are our shareholders intend to “household” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you receive notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify us by contacting our Investor Relations department at:

(212) 930-9400
Star Holdings Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact us as specified above.

Are there any other matters coming before the 2024 Annual Meeting?

Management does not intend to bring any other matters before the 2024 Annual Meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the 2024 Annual Meeting or any postponement of the meeting, the individuals named in the accompanying proxy will vote the shares represented by your proxy in accordance with their discretion.

Star Holdings 2024 Proxy Statement | 31

Information about the Annual Meeting of Shareholders

Additional Information

The Securities and Exchange Commission allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference: (a) the information contained in the Star Holdings Annual Report on Form 10-K for the year ended December 31, 2023; (b) the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of shareholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You may obtain, without charge, a copy of any of the documents incorporated by reference herein by:

by writing to: Star Holdings Attention: Investor Relations 1114 Avenue of the Americas 39th Floor New York, NY 10036
by visiting our website: www.starholdingsco.com

32 | Star Holdings 2024 Proxy Statement

Star Holdings
1114 Avenue of the Americas
39th Floor
New York, New York 10036
www.starholdingsco.com

31CV 01 - Clifford De Souza 02 - Nina Matis 03 - Richard Lieb For Withhold For Withhold For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YTQC + + A Proposals — The Board of Trustees recommend a vote FOR all the trustees listed and FOR Proposal 2. 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 1. Election of Trustees: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/STHO or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/STHO Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/STHO Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Trustees for Annual Meeting — May 21, 2024 9:00 am Eastern Standard Time Jay Sugarman and Austin Lee, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Star Holdings to be held on May 21, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Trustees and FOR item 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Star Holdings q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/STHO The 2024 Annual Meeting of Shareholders of Star Holdings will be held on Tuesday, May 21, 2024 at 9:00 am EST, virtually via the internet at meetnow.global/MN5C9QM To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

1UPX 01 - Clifford De Souza 02 - Nina Matis 03 - Richard Lieb For Withhold For Withhold For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YTRD + + 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card A Proposals — The Board of Trustees recommend a vote FOR all the trustees listed and FOR Proposal 2. 1. Election of Trustees: NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Proxy — Star Holdings q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Trustees for Annual Meeting — May 21, 2024 9:00 am Eastern Standard Time Jay Sugarman and Austin Lee, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Star Holdings to be held on May 21, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Trustees and FOR item 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/STHO The 2024 Annual Meeting of Shareholders of Star Holdings will be held on Tuesday, May 21, 2024 at 9:00 am EST, virtually via the internet at meetnow.global/MN5C9QM

Step 1: Go to www.envisionreports.com/STHO Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/STHO Online Go to www.envisionreports.com/STHO or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 03YWNC + + Important Notice Regarding the Availability of Proxy Materials for the Star Holdings Shareholder Meeting to be Held on May 21, 2024 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 Proxy Statement and 2023 Annual Report to Shareholders/Form 10-K to shareholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2024 to facilitate timely delivery. 2NOT Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/STHO. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Star Holdings” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 10, 2024. Star Holdings Annual Meeting of Shareholders will be held on Tuesday, May 21, 2024 at 9:00 a.m., Eastern Standard Time, virtually via the internet at www.meetnow.global/MN5C9QM. Proposals to be voted on at the meeting are listed below along with the Board of Trustees’ recommendations. The Board of Trustees recommend a vote FOR all the trustees listed and FOR Proposal 2. 1. Election of Trustees: 01 - Clifford De Souza 02 - Nina Matis 03 - Richard Lieb 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Shareholder Meeting Notice